UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2015
Date of Report (Date of earliest event reported)

Ecology and Environment, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number 1-9065

New York	16-0971022
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

368 Pleasant View Drive
Lancaster, New York	14086
(Address of principal executive offices)	(Zip code)

(716) 684-8060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 245 under the Securities Act (17 CFT 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFT 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFT 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

Ecology and Environment, Inc. (the "Company") announced the retirement of Gerald A. Strobel from his positions of Chief Executive Officer (“CEO”) and Executive Vice President of the Company, effective March 6, 2015.  Mr. Strobel served as CEO of the Company since August 2013 and previously had also served as an Executive Vice President of the Company. He will continue to serve as a Director on the Company’s Board of Directors.

The Company’s Board of Directors appointed Company President Gerard A. Gallagher III as President and CEO, effective March 7, 2015.  Mr. Gallagher, age 58, has been employed by the Company for 34 years.  He was appointed President of the Company in January 2014.  He previously served as Vice President and Regional Manager for Southern U.S. Operations and Senior Vice President, Sustainability.

A copy of the Press Release announcing Mr. Strobel’s retirement and the appointment of Mr. Gallagher as President and CEO of the Company is attached hereto as 99.1 and is incorporated herein by reference.

Item9.01	Financial Statements and Exhibits
(d)	Exhibits

No.	Description
99.1	March 9, 2015 Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ECOLOGY AND ENVIRONMENT, INC.

By	/s/ Ronald L. Frank
Ronald L. Frank
Executive Vice President

Dated:  March 9, 2015